(BW)(SFX-BDCSTNG)(SFXBA) SFX Broadcasting reports record second quarter; pro forma revenues up 15% and broadcast cash flow up 28%


        NEW YORK -- (BUSINESS WIRE) -- July 31, 1996 -- SFX Broadcasting Inc. (NASDAQ: SFXBA) today announced record revenues and broadcast cash flow for the second quarter ended June 30, 1996.

        The company noted that its second quarter broadcast cash flow was the highest quarterly result in the company's history.

        Net revenues for the second quarter increased 34% to $27,754,000 from $20,724,000 in the second quarter of 1995. Broadcast cash flow (defined as net revenues less station operating expenses) grew 23% to $8,633,000 from $7,019,000. Operating income (loss) for the second quarter which includes previously disclosed non-recurring charges of ($27,489,000) primarily related to payments made in conjunction with recent refinancings was ($22,785,000) compared to ($940,000) in the comparable period in 1995.

        Net income (loss) before extraordinary item in the second quarter was ($26,855,000), or ($3.72) per common share, compared to ($2,550,000), or ($0.44)
per common share for the 1995 period. The extraordinary item of ($15,219,000) in the second quarter reflects a loss on the early retirement of debt. The weighted average equivalent number of common shares outstanding for the quarter was 7,437,642 compared to 5,976,058 for the second quarter of 1995.

        Net revenues for the first six months of 1996 increased 38% to $47,554,000 from $34,441,000 during the first six months of 1995, and broadcast cash flow increased 30% to $14,377,000 from $11,060,000. In the first six months of 1996 the company reported operating income (loss) of ($20,550,000) which includes the previously disclosed non-recurring charges of ($27,489,000) compared with operating income of $597,000 in the first six months of 1995.

        Net income (loss) before the loss on the extraordinary item in the first six months was ($27,840,000) or ($3.87) per common share compared to ($3,071,000), or ($0.54) per common share for the 1995 period. The weighted average equivalent number of common shares outstanding for the six months was 7,447,929 compared to 5,946,251 for the comparable period in 1995.

        On a pro forma basis, assuming all stations were owned for all periods reported and completion of the pending Dallas transactions, net revenues for the second quarter of 1996 would have increased 15% to $26,121,000 and during the first six months of 1996 would have increased 14% to $46,296,000 over the comparable periods in 1995.

        In addition, on a pro forma basis, broadcast cash flow for the second quarter of 1996 would have increased 28% reaching $9,556,000 and during the first six months of 1996 would have increased 36% reaching $16,552,000 over the comparable periods in 1995.

        Commenting on the second quarter results, Robert F.X. Sillerman, executive chairman, said, "Though only midway through 1996 the year is developing as the most exciting in our company's history. We have closed a number of significant acquisitions and are moving forward with our planned merger with Multi-Market Radio.

        "We are extremely pleased with the results posted by our stations, both collectively and on a station-to-station comparison. We are now benefiting from our history of prudent acquisitions, as well as improved ratings and better pricing at the station level. Our strategy of owning multiple stations within a market is paying off as the financial results confirm.

        "At this point we continue to see excellent opportunities for expanded ownership and higher concentration within our markets. We are pleased to have recently promoted five regional managers who each have much to contribute to the success of SFX. The radio broadcasting industry continues to hold excitement and financial opportunity and we look forward to the opportunities the remainder of 1996 will bring. We intend to be very active."

        With the anticipated consummation of the merger of Multi-Market Radio Inc. (NASDAQ:RDIOA) and all previously announced acquisitions, SFX will own and operate or provide services to the following radio stations. There can be no assurance that any of such acquisitions will be consummated.


KKRW (FM)       Houston, TX                     WGNA (FM) Albany, NY
KODA (FM)       Houston, TX                     WPYX (FM) Albany, NY
KQUE (FM)       Houston, TX                     WYSR (FM) Albany, NY (a)
KNUZ-AM         Houston, TX                     WGNA-AM   Albany, NY
WHFS (FM)       Wash. DC/Baltimore, MD          WTRY-AM   Albany, NY
KPLN (FM)       San Diego, CA                   WMYI (FM) Greenville-Spartanburg, SC
KYXY (FM)       San Diego, CA                   WSSL (FM) Greenville-Spartanburg, SC
WSNE (FM)       Providence, RI                  WROQ (FM) Greenville-Spartanburg, SC
WHJY (FM)       Providence, RI                  WGVL-AM   Greenville-Spartanburg, SC
WHJJ (FM)       Providence, RI                  KWFM (FM) Tucson, AZ
WHCN (FM)       Hartford, CT                    KRQQ (FM) Tucson, AZ
WMRQ (FM)       Hartford, CT                    KNST-AM   Tucson, AZ
WKSS (FM)       Hartford, CT                    KCEE-AM   Tucson, AZ
WPOP-AM         Hartford, CT                    WHMP (FM) Springfield/Northampton, MA
WMAG (FM)       Greensboro, NC                  WPKX (FM) Springfield/Northampton, MA
WHSL (FM)       Greensboro, NC (c)              WHMP-AM   Springfield/Northampton, MA
WTCK-AM         Greensboro, NC                  KRZZ (FM) Wichita, KS
WMFR-AM         Greensboro, NC                  KKRD (FM) Wichita, KS
WSIX (FM)       Nashville, TN                   KNSS-AM   Wichita, KS
WRVW (FM)       Nashville, TN                   WPLR (FM) New Haven, CT
WFYV (FM)       Jacksonville, FL (c)            WYBC (FM) New Haven, CT (a)
WAPE (FM)       Jacksonville, FL (c)            WGNE (FM) Daytona Beach, FL
WKQL (FM)       Jacksonville, FL                WCHZ (FM) Augusta, GA (a)
WIVY (FM)       Jacksonville, FL                WKTF (FM) Jackson, MS
WOKV-AM         Jacksonville, FL                WMSI (FM) Jackson, MS
WPDQ-AM         Jacksonville, FL                WSTZ (FM) Jackson, MS (a)
WLYT (FM)       Charlotte, NC                   WJDX (FM) Jackson, MS
WTRD (FM)       Charlotte, NC                   WJDS-AM   Jackson, MS
WZZU (FM)       Raleigh, NC                     WZRX-AM   Jackson, MS
WTRG (FM)       Raleigh, NC                     WKNN (FM) Biloxi, MS
WDCG (FM)       Raleigh, NC                     WMJY (FM) Biloxi, MS
WRDU (FM)       Raleigh, NC                     WVCO (FM) Myrtle Beach, SC (c)
WMXB (FM)       Richmond, VA                    WYAK (FM) Myrtle Beach, SC
                                                WMYB (FM) Myrtle Beach, SC (c)


- --------------------
(a)   Joint Selling Agreement (JSA)
(b)   JSA with option to buy
(c)   Local Marketing Agreement (LMA)

Under contract to be sold or swapped by SFX are the Texas State Networks, a group of regional radio networks; KRLD-AM and KTCK-AM in Dallas; WHFM (FM), WBAB
(FM), WBLI (FM) and WGBB-AM in Long Island, NY; WVEZ (FM), WTFX (FM) and WWKY-AM in Louisville, KY and KOLL (FM) in Little Rock, AR.






                             SFX BROADCASTING, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



                                   THREE MONTHS ENDED
                                -----------------------
                                6/30/96         6/30/95
                                -------         -------


Net revenues................... $   27,754      $   20,724         34%
Station operating expenses.....     19,121          13,705         40%

Broadcast cashflow.............      8,633           7,019         23%

Depreciation, amortization and
  duopoly integration costs....      2,349           1,987         18%
Corporate expenses.............      1,580             972         63%
Non-recurring charges..........     27,489           5,000        450%
Operating (loss) income........    (22,785)           (940)      2324%

Interest expense, net..........      4,070           3,533         15%
Loss before income taxes and
  extraordinary item...........    (26,855)         (4,473)       500%

Income tax benefit.............          0          (1,923)      -100%
Loss before extraordinary item     (26,855)         (2,550)       953%

Extraordinary loss on debt
  retirement...................     15,219               0         N/A
Net loss.......................    (42,074)         (2,550)      1550%

Preferred stock dividends and
  accretion....................        831              73       1038%
Net loss applicable to
  common stock.................  $ (42,905)       $ (2,623)      1536%

Net loss per common share
  before extraordinary item....  $   (3.72)       $  (0.44)
Extraordinary loss on debt
  retirement per common share..      (2.05)             --
Net loss per common share......  $   (5.77)       $  (0.44)      1211%

Weighted average common shares
  outstanding..................  7,437,642       5,976,058












                                   SIX MONTHS ENDED
                                -----------------------
                                6/30/96         6/30/95
                                -------         -------


Net revenues..................  $   47,554      $   34,441        38%
Station operating expenses....      33,177          23,381        42%

Broadcast cash flow...........      14,377          11,060        30%

Depreciation, amortization and
  duopoly integration costs...       4,648           3,684        26%
Corporate expenses............       2,790           1,779        57%
Non-recurring charges.........      27,489           5,000       450%
Operating (loss) income.......     (20,550)            597     -3542%

Interest expense, net.........       7,290           5,968        22%
Loss before income taxes and
  extraordinary item..........     (27,840)         (5,371)      418%

Income tax benefit............           0          (2,300)     -100%
Loss before extraordinary item     (27,840)         (3,071)      807%

Extraordinary loss on debt
  retirement..................      15,219               0        N/A
Net loss......................     (43,059)         (3,071)     1302%

Preferred stock dividends and
  accretion...................         967             144       572%
Net loss applicable to
  common stock................   $ (44,026)       $ (3,215)     1269%

Net loss per common share
  before extraordinary item...   $   (3.87)       $  (0.54)
Extraordinary loss on debt
  retirement per common share        (2.04)              0
Net loss per common share.....   $   (5.91)       $  (0.54)      994%

Weighted average common shares
  outstanding.................   7,447,929       5,946,251




     CONTACT: SFX Broadcasting Inc., New York
              Cynthia A. Bond, 212/407-9126